UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2015

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 N. Rogers Road, Olathe, Kansas 66062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 764-1045

N/A
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 10, 2015, Hooper Holmes, Inc. (the “Company”) has entered into indemnification agreements with the persons serving as outside directors and certain officers of the Company, as further set forth below, which provide for indemnification, to the fullest extent permitted by law, but subject to the limitations contained in such agreements, of expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by such directors or officers in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director or officer of the Company. The indemnification provided by the indemnification agreements is in addition to the indemnification provided by the Company’s Restated By-Laws. The foregoing description of the indemnification agreements is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The following is a list of persons with whom the Company entered into indemnification agreements, effective as of June 10, 2015:

Outside Directors
Mark Emkjer

Officers
Jay Zollinger, General Counsel and Corporate Secretary

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)-(b)    On June 10, 2015, Hooper Holmes, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).

The Company had 77,408,270 shares of Common Stock outstanding as of April 17, 2015, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 69,292,766 shares of Common Stock, or approximately 89.51 % of the shares of Common Stock entitled to vote, were present in person or represented by proxy constituting a quorum. The following sets forth information regarding the final results of the voting at the Annual Meeting:

Election of Directors. The Company’s shareholders elected six directors, Ronald V. Aprahamian, Henry E. Dubois, Larry Ferguson, Gus D. Halas, Thomas A. Watford and Mark Emkjer, each to serve for a term of one year and until their successors are duly elected and qualified. The following is a breakdown of the voting results:

Director	Votes For	Votes Withheld	Broker Non-Votes
Ronald V. Aprahamian	43,156,909	3,870,547	22,265,310
Henry E. Dubois	43,259,061	3,768,395	22,265,310
Mark Emkjer	34,021,632	13,005,824	22,265,310
Larry Ferguson	34,004,698	13,022,758	22,265,310
Gus D. Halas	42,962,733	4,064,723	22,265,310
Thomas A. Watford	34,031,712	12,995,744	22,265,310

Approval, by Non-Binding Vote, of the Compensation of Named Executive Officers. The shareholders of the Company approved, by non-binding vote, the compensation of the Company’s named executive officers, as disclosed in the Compensation of Executive Officers section, the compensation tables and the narrative discussion in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2015. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,897,398	11,082,442	47,616	22,265,310

Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants. The shareholders of the Company ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,028,861	190,898	73,007	-0-

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2015	HOOPER HOLMES, INC.

	By:	/s/ Tom Collins
Tom Collins
Senior Vice President and Chief Financial Officer